SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 16, 2003

THE MONY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-14603 (Commission File Number)	13-3976138 (IRS Employer Identification No.)

1740 Broadway New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 708-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Item 7.     Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

99.1  Slides to be used by The MONY Group Inc. at its annual investment community meeting to be held on January 16, 2003.

Item 9.     Regulation FD Disclosure.

On January 16, 2003, The MONY Group Inc. ( the “Company”) will hold its annual investment community meeting. The slides attached hereto as Exhibit 99.1, which are incorporated in this Item 9 by reference thereto, will be utilized by the Company in its presentation at such meeting and are furnished pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, The MONY Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONY GROUP INC.

By:	/s/ Richard Daddario
Richard Daddario
Executive Vice President and Chief Financial Officer

Date: January 16, 2003